Exhibit 99.1

Jameson Inns, Inc.	PRESS RELEASE
8 Perimeter Center East, Suite 8050	Atlanta, GA 30(770) 481-0305346	FAX (770) 901-9550

FOR IMMEDIATE RELEASE

January 13, 2004

Investor Relations Contact:	Alexander Lagerborg
EPOCH Financial
alagerborg@epochfinancial.com
(888) 917-5146

Jameson Inns, Inc. Reports ADR, Occupancy and REVPAR for December 2003

Atlanta, GA January 13, 2004 Jameson Inns, Inc. (NASDAQ:JAMS) today announced that revenue per available room (REVPAR) was $20.53 in December, a 1.2% decrease from December 2002. Average daily rate decreased $0.39 for the month while occupancy was down 0.2%.

	Occupancy		Average Daily Rate		REVPAR
Brand	2003	2002	2003	2002	2003	2002
Jameson Inns	41.3%	41.0%	$56.98	$57.42	$23.53	$23.53
Signature Inns	25.4%	26.9%	$58.65	$58.78	$14.91	$15.84
Combined Brands	35.8%	36.0%	$57.39	$57.78	$20.53	$20.78

Smith Travel Research recently reported that preliminary December figures for the economy segment, where all Jameson hotels are categorized, show REVPAR ranging from flat to an increase of 2% from December 2002. STR has also estimated an increase of 3% to 5% in REVPAR in the total U.S. lodging industry for the month.

Jameson Inns, Inc. owns and operates the Jameson Inn and Signature Inn limited service hotel properties. For more information, visit the company’s website at www.jamesoninns.com.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.